Exhibit 3.37

STATE of DELAWARE

LIMITED LIABILITY

CERTIFICATE of FORMATION

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act:

First:	The name of the limited liability company is Bel-Ray Company, LLC

Second:	The registered office in the State of Delaware is c/o Capitol Services, Inc., 1675 South State Street, Suite B, Dover, Kent County, DE 19901.

Third:	The name of its Registered Agent at such address is Capitol Services, Inc.

IN WITNESS WHEREOF, an authorized person has executed this Certificate of Formation on the 5th of December, 2013.

By:	/s/ Daryl Brosnan
Name:	Daryl Brosnan
Title:	Authorized Person

CERTIFICATE OF MERGER

of

BEL-RAY COMPANY, L.L.C.

a New Jersey limited liability company

with and into

BEL-RAY COMPANY, LLC

a Delaware limited liability company

This Certificate of Merger (the “Certificate”) is being executed and filed pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”) by Bel-Ray Company, LLC. The undersigned hereby certifies that:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which are to merge are as follows:

Name of Constituent Entity	Organizational Form	Jurisdiction of Organization

Bel-Ray Company, L.L.C.	Limited Liability Company	New Jersey

Bel-Ray Company, LLC	Limited Liability Company	Delaware

SECOND: The Agreement and Plan of Merger, dated December 10, 2013 (the “Merger Agreement”), has been approved and executed by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is Bel-Ray Company, LLC (the “Surviving Entity”),

FOURTH: The merger contemplated hereby shall become effective at 4:00 p.m. (Central Standard time) on December 10, 2013.

FIFTH: The executed Merger Agreement is on file at the offices of the Surviving Entity at the following address: Bel-Ray Company, LLC, P.O. Box 526, Farmingdale, New Jersey 07727.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of, or any person holding an interest in, any constituent limited liability company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed as of the date first written above.

BEL-RAY COMPANY, LLC

By:	/s/ Daryl A. Brosnan
Name:	Daryl A. Brosnan
Title:	Managing Member

Signature Page to Bel-Ray Company, LLC/Bel-Ray Company, L.L.C. Certificate of Merger

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Bel-Ray Company, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ R. Patrick Murray, II
Name:	R. Patrick Murray, II SVP & CFO
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